SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                April 20, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                               TangibleData, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Colorado                 33-07075-LA            33-0179781
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


           5660 Airport Boulevard, Suite 105, Boulder, Colorado 80301
           -----------------------------------------------------------
           Address of Principal Executive Offices             Zip Code



                                (303) 417-0441
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


                           Kimbell deCar Corporation
            1820 Sharpless Drive, La Habra Heights, California 90631
           -----------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On April 20, 2000, TangibleData, Inc. (formerly "Kimbell deCar Corporation") (the "Company") completed the acquisition of 100% of the outstanding common stock of YGCD Assets, Inc., a Colorado corporation ("YGCD"), in exchange for approximately 12,113,489 shares of the Company's Common Stock (approximately 96% of the shares now outstanding).

     The stock issuances were made pursuant to a Share Exchange Agreement ("Agreement") between the Company and YGCD. The terms of the Agreement were the result of negotiations between the managements of the Company and YGCD. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinion or evaluation.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the schedules thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     As a result of the transaction with YGCD, the issuance of the 12,500,439 shares of the Company's Common Stock to the YGCD shareholders, and the cancellation of 2,400,000 shares, following are those persons known by the Company to own 5% or more of the Company's Voting Stock:

                                                         Percent of
                                    Number of            Outstanding
        Name and Address           Voting Shares         Voting Shares
        ----------------           -------------         -------------

     Dale Stonedahl                  6,373,119               50.6%
     6525 Gunpark Drive
     Suite 150-239
     Boulder, CO  80301

     Blair Zykan                     1,400,000               11.1%
     8750 East Otero Circle
     Englewood, CO  80112

     Louis F. Coppage                  150,000                1.2%
     UMI 7350 North Broadway
     Denver, CO  80221

     All directors and officers      8,073,119               64.1%
     as a group (4 persons)

     Effective on the closing of the acquisition, the Company's new officers and directors were as follows:

     Blair Zykan      - President, Chief Executive Officer and Director
     Dale Stonedahl   - Director
     Louis F. Coppage - Director
     Cory J. Coppage  - Secretary and Treasurer

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on April 20, 2000, the Company acquired all of the issued and outstanding common stock of YGCD Assets, Inc. ("YGCD") in exchange for shares of the Company's Common Stock. The acquisition of YGCD (accounting acquirer) by the Company (nonoperating shell) is considered in substance to be a capital transaction and is accounted for in a manner similar to a reverse acquisition.

     YGCD Assets, Inc. is a development stage company engaged in providing digital information technology in the areas of archiving, distributing and publishing data for business-to-business customers and government organizations. The Company's technology enables a user to bring digital data to a web-integrated fulfillment center where they can access on-demand CD manufacturing along with other value-added services. According to market research analysts such as Solutions Research, the worldwide market for recordable CD's is expected to grow from 658 million units in 1998 to over 3.5 billion units by the year 2001.

     TangibleData plans to exploit key opportunities in archiving, distributing and publishing digital information for the business-to-business customer.

     The amount of available digital data is doubling annually, according to industry experts. The Company's plan is to establish itself as a premier provider of products and services that enable customers to efficiently archive and distribute their data, on-demand, using transportable media such as recordable CD's. Over the next several quarters, the Company expects to focus its efforts on developing and introducing a web-integrated fulfillment center where customers can access the Company's on-demand CD manufacturing and distribution system along with other value added services.

ITEM 5.  OTHER EVENTS.

     On April 20, 2000, the Company's shareholders approved an amendment to the Company's Articles of Incorporation to change the name of the Company to TangibleData, Inc. In addition, the shareholders approved an amendment to the Company's Articles of Incorporation to limit directors' liability in certain circumstances. The Articles of Amendment reflecting these changes were filed with the Colorado Secretary of State's office on April 20, 2000, and a copy of these Articles of Amendment is filed as Exhibit 3.2 hereto.

     The shareholders also approved the Company's 2000 Equity Incentive Plan.

     Simultaneously with the closing of the acquisition, YGCD Assets, Inc. purchased 2,400,000 shares of the Company's Common Stock from H. Daniel Boone for $200,000. These shares were subsequently cancelled.

     The following table sets forth the names and positions of the Company's new directors and executive officers:


            Name              Age                     Position
            ----              ---                     --------

      Blair Zykan             39          President, Chief Executive Officer
                                          and Director

      Dale Stonedahl          47          Director

      Cory J. Coppage         36          Secretary and Treasurer

      Louis F. Coppage        63          Director

     The following sets forth biographical information concerning the Company's directors and executive officers.

     BLAIR ZYKAN - PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Zykan has served as President, Chief Executive Officer and a Director of the Company since April 20, 2000, and of YGCD since March 2000. He brings a seventeen-year career of public company management and marketing expertise to the organization. Prior to joining YGCD, Mr. Zykan served in a variety of executive management capacities with Laser Technology, Inc. (AMEX: LSR), a leading developer and manufacturer of laser-based speed and distance measuring products. Joining the company in March of 1993, and initially serving as its Vice President of Sales and Marketing, Mr. Zykan became Laser Technology's Chief Operating Officer in August of 1998. In February of 1999, he assumed the positions of President and Chief Executive Officer and member of the Company's Board of Directors, which he held until March of 2000. From 1983 to 1993, Mr. Zykan served in a variety of sales, marketing and management positions with Armstrong World Industries (NYSE: ALK), a global manufacturer of interior finishing products. Mr. Zykan is a 1983 graduate of Franklin and Marshall College with a B.A. in Economics.

     DALE STONEDAHL - DIRECTOR. Mr. Stonedahl has served as director of the company since April 20, 2000. Mr. Stonedahl was a founder of YGCD and served as its President, Secretary and Treasurer until March 2000. He has served as a Director since its inception in January 2000. With almost three decades of experience in computer hardware and software design, engineering management, technical operations and marketing, Dale Stonedahl leads the executive management team at Duplication Systems, Inc. Mr. Stonedahl's background spans the private and public sectors, including several years with the U.S. Navy/DOD and Martin Marietta. In 1984, he co-founded Duplication Technology, Inc., which he subsequently sold to Minneapolis, Minnesota-based Rimage Corporation, but continued to run as head of engineering and technical operations at the Boulder-based facility. In 1998, Stonedahl re-acquired Duplication Technology, changed its name to Duplication Systems, Inc. and today serves as its president and chief technical officer.

     CORY J. COPPAGE - SECRETARY AND TREASURER. Mr. Coppage has served as Secretary and Treasurer the Company since April 20, 2000, and of YGCD since March 2000. He also serves as Secretary, Treasurer and a director of SAN Holdings, Inc. (formerly known as Citadel Environmental Group, Inc.), positions he has held since January 2000. He has served as Secretary of SAN Holdings, Inc. since September 1999. Mr. Coppage has over ten years of business management experience working with various public and private companies. From 1989 to 1994, he was a Vice President of Marketing for Liability Insurance Operations Network, Inc., and W.J. Plemons Insurance Agency of Atlanta, Georgia. From 1994 to 1998, he was Secretary and Director of American Consolidated Growth Corporation, a public holding company. From 1997 to 1999, he served as an officer and director of AGTsports, Inc. of Denver, Colorado. Mr. Coppage holds a Bachelor's of Science degree in Business Administration from Regis University (1985) and has completed work-study programs in the areas of business management and SEC reporting and compliance issues.

     LOUIS F. COPPAGE - DIRECTOR. Mr. Coppage has served as a director of the Company since April 20, 2000. He was elected to the Board of Directors of YGCD in March 2000. Mr. Coppage also serves on the Board of Directors of SAN Holdings, Inc. He has over twenty years of executive and managerial experience with both domestic and international operations involving finance and business development for both private and public corporations. From 1986 to present, Mr. Coppage has served as a financial consultant for numerous clients in real estate, energy, insurance and investments. He has provided advisory services with an emphasis on the capital formation process for corporate clients including SyberSay Communications, of Walnut Creek, California, and Universal Management Inc., of Denver, Colorado. From 1978 to 1986, Mr. Coppage was founder and principal of American Energy Investments, Inc., of Denver, Colorado. From 1969 to 1979, he was president of Foresee, Ltd., an energy development company, and of Coppage & Associates, Inc., a financial planning company in Denver, Colorado. Mr. Coppage studied business at Emporia State College before beginning his career at Commercial General Life Insurance Company in 1964, where he was recognized for his achievements in publications such as Time, Newsweek and U.S. World Report. He was a founding member of the insurance and financial planning groups, Top of the Table and The Forum.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for YGCD Assets, Inc. are not yet available, and will be filed by amendment on or before July 3, 2000.

     (b) PROFORMA FINANCIAL INFORMATION. The pro forma financial information required by Article 11 of Regulation S-K is not yet available, and will be filed by amendment on or before July 3, 2000.

     (c)  EXHIBITS.

          Exhibit 3.2  Articles of Amendment filed April 20, 2000

          Exhibit 10 Share Exchange Agreement between Kimbell deCar Corporation and YGCD Assets, Inc.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   TANGIBLEDATA, INC.



Dated: May 5, 2000                  By:/s/ Blair Zykan
                                       Blair Zykan, President